EXHIBIT 99.1

S&W Announces Results for the Fiscal Year 2016

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

FRESNO, California - September 15, 2016 - S&W Seed Company (Nasdaq: SANW) today announced financial results for the fourth quarter and fiscal year 2016 ended June 30, 2016.

Fourth Quarter Financial Highlights:

  Revenue of $34.6 million, compared to $28.7 million in the fourth quarter of fiscal 2015, an increase of 20.6%;

  Gross profit margins of 19.8%, compared to gross profit margins of 21.6% in the fourth quarter of fiscal 2015;

  Adjusted EBITDA (see Table B) of $3.5 million, compared to $3.0 million in the fourth quarter of fiscal 2015, an increase of 15.0%;

  GAAP net income of $0.3 million, compared to a net loss of $(0.3) million in the fourth quarter of fiscal 2015;

  Adjusted non-GAAP net income (see Table A-1) of $1.3 million, compared to adjusted non-GAAP net income of $0.6 million in the fourth quarter of fiscal 2015, an increase of 118.3%;

  GAAP EPS of $0.02 per diluted share for the fourth quarter of fiscal 2016, compared to a loss of $(0.02) per diluted share in the fourth quarter of fiscal 2015; and

  Adjusted Non-GAAP EPS (see Table A-1) for the fourth quarter of fiscal 2016 of $0.08 per diluted share, compared to $0.05 per diluted share in the fourth quarter of fiscal 2015.

Fiscal Year 2016 Financial Highlights:

  Revenue of $96.0 million, compared to $81.2 million in fiscal 2015, an increase of 18.3%;

  Gross profit margins of 19.1%, compared to 20.4% in fiscal 2015;

  Adjusted EBITDA (see Table B) of $6.9 million, compared to $7.5 million in fiscal 2015;

  GAAP net income of $0.4 million, compared to a net loss of $(3.2) million in fiscal 2015; and

  Adjusted non-GAAP net income (see Table A-2) of $0.4 million, or $0.03 per diluted share, compared to adjusted non-GAAP net income of $1.5 million, or $0.12 per diluted share, in fiscal 2015.

Outlook:

Based on the evaluation of information currently available to management, for the fiscal year ending June 30, 2017, S&W expects to record annual revenue of approximately $100 million, which would reflect an increase of approximately 4% over fiscal 2016.

Management Discussion

"During fiscal 2016, S&W strengthened its leadership position in the alfalfa seed segment, expanded its product offerings into two new complimentary crops, and positioned itself for growth through the expansion of contracted production acreage and newly signed licensing agreements," commented Mark Grewal, president and chief executive officer of S&W Seed Company. "By leveraging our expanded infrastructure and a strong market for our products, we believe that we are well-positioned as we move into fiscal 2017."

Matthew Szot, chief financial officer of S&W Seed Company, commented, "Gross profit margins came in stronger than expected during the fourth quarter as we accelerated our optimization program and maintained a strict pricing strategy within key alfalfa seed markets. As we look to fiscal 2017, we expect to see an improvement in gross profit margins driven by stable pricing, enhanced optimization, and decreased production costs. Our balance sheet continues to be strengthened as we pay down our convertible debt. With a balance of only $5.0 million remaining on the convertible debt through today, we expect to retire the balance over the next six months."

Mr. Grewal concluded, "Sound operational execution and favorable market conditions should allow us to benefit from our position as a global leader in the production and distribution of alfalfa seed in the coming year. We also made a strategic investment to leverage our distribution, production, and research capabilities through the addition of hybrid sorghum and sunflower to our product portfolio. We believe there are growth capabilities for both of these crops as we expand our licensee base and work with our partners to drive additional end market sales of our proprietary hybrid varieties. We believe we have a solid foundation in place to take advantage of significant global agricultural trends, and remain committed to driving value for our farming customers and shareholders alike in the coming years."

Quarterly Results

For the fourth quarter of fiscal year 2016, revenue was $34.6 million, compared to $28.7 million in the fourth quarter of fiscal 2015. The increase was primarily attributable to an increase in shipments to DuPont Pioneer.

Gross profit margins during the fourth quarter of fiscal 2016 were 19.8%, compared to gross profit margins of 21.6% in the fourth quarter of fiscal 2015. While the Company continued to be impacted by higher seed costs in the fourth quarter within the Company's non-dormant operations, driven by lower than expected yields on the 2015 alfalfa seed harvests, this margin drag is expected to subside as we look to fiscal 2017. Despite the headwinds of higher seed costs, gross profit margins were stronger than anticipated as the Company accelerated its optimization program and maintained a strict pricing strategy within key alfalfa seed markets.

Adjusted selling, general and administrative (SG&A) expenses for the fourth quarter of fiscal 2016 totaled $2.9 million, compared to adjusted SG&A of $2.5 million in the fourth quarter of fiscal 2015. The Company incurred expenses of approximately $0.2 million in the fourth quarter of fiscal 2016 pertaining to transaction expenses associated with its previously announced acquisition of SV Genetics Pty Ltd and implementing a new tax planning strategy. Total adjusted operating expenses for the fourth quarter of fiscal 2016 were $4.5 million, compared to adjusted operating expenses of $4.4 million in the fourth quarter of fiscal 2015.

GAAP net income for the fourth quarter of fiscal 2016 was $0.3 million, or $0.02 per basic and diluted share, compared to a GAAP net loss of $(0.3) million, or $(0.02) per basic and diluted share, in the fourth quarter of fiscal 2015.

Adjusted non-GAAP net income (see Table A-1) for the fourth quarter of fiscal 2016, excluding various items (transaction costs, change in derivative warrant liabilities, change in contingent consideration obligation, loss on equity method investment, and interest expense - amortization of debt discount), was $1.3 million, or $0.08 per basic and diluted share. Adjusted non-GAAP net income (see Table A-1) for the fourth quarter of fiscal 2015, excluding various items (transaction costs, change in derivative warrant liabilities, change in contingent consideration obligation and interest expense - amortization of debt discount) was $0.6 million, or $0.05 per basic and diluted share.

Adjusted EBITDA (see Table B) for the fourth quarter of fiscal 2016 was $3.5 million compared to Adjusted EBITDA of $3.0 million in the fourth quarter of fiscal 2015.

Annual Results

For fiscal year ended June 30, 2016, S&W reported record revenue of $96.0 million, compared to revenue of $81.2 million in fiscal 2015. The increase in annual revenue was primarily attributable to sales from the Company's distribution and production agreements with DuPont Pioneer, as well as increases from the Company's non-dormant seed operations.

Gross margins during fiscal 2016 were 19.1%, compared to gross margins of 20.4% in fiscal 2015. The decrease in gross profit margins is due to the impact of higher seed costs during the year within the Company's non-dormant operations, driven by lower than expected yields on the 2015 alfalfa seed harvests. This impact is expected to subside during fiscal 2017 as the Company has terminated production arrangements where its production costs are variable on a per unit basis.

GAAP net income for fiscal 2016 was $0.4 million, or $0.02 per basic and diluted share, compared to a GAAP net loss of $(3.2) million, or $(0.25) per basic and diluted share, in fiscal 2015.

Adjusted non-GAAP net income (see Table A-2) for fiscal 2016, excluding various items (non-recurring cost of revenue costs, transaction costs, change in derivative warrant liabilities, change in contingent consideration obligation, loss on equity method investment, gain on sale of marketable securities, and interest expense - amortization of debt discount), was $0.4 million, or $0.03 per basic and diluted share. Adjusted non-GAAP net income (see Table A-2) for fiscal 2015, excluding various items (non-recurring cost of revenue costs, transaction costs, impairment charges, change in contingent consideration obligation, change in derivative warrant liabilities, and interest expense - amortization of debt discount) was $1.5 million, or $0.12 per basic and diluted share.

Adjusted EBITDA (see Table B) for fiscal 2016 was $6.9 million, compared to adjusted EBITDA of $7.5 million in fiscal 2015.

Conference Call

S&W Seed Company has scheduled a conference call for today, Thursday, September 15, 2016, at 4:30 pm ET (1:30 pm PT) to review the year-end and quarterly results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation # 10092542. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted gross profit margin, adjusted selling, general and administrative expenses, adjusted operating expenses, adjusted EBITDA, adjusted non-GAAP net income (loss) and adjusted earnings (loss) per share. S&W uses these non-GAAP financial measures internally to facilitate period- to-period comparisons and analysis of its operating performance and liquidity and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of the Company's business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures. For reconciliations of these measures where applicable to the most applicable financial measures under GAAP, see Tables A-1, A-2, and B included in the tables accompanying this release.

In order to calculate these non-GAAP financial measures, the Company makes targeted adjustments to certain GAAP financial line items found on its Consolidated Statement of Operations, backing out non-recurring or unique items or items that the Company believes otherwise distort the underlying results and trends of the ongoing business. The Company has excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Cost of revenue. We exclude a portion of cost of revenue representing losses incurred in connection with the farming of various non-seed crops. These amounts are non-recurring and unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Selling, general and administrative expenses; operating expenses. We exclude a portion of SG&A expense and operating expenses related to transaction expenses related to acquisitions and financings. Acquisition-related expenses include transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Impairment charges - Disposal of property, plant and equipment loss (gain). We exclude an impairment charge of $500,000 attributable to the unrecovered stand establishment and growing crop costs that were incurred on certain farmland sold by the Company in March 2015. This amount is a non-recurring charge and is unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in derivative warrant liabilities. Change in derivative warrant liabilities are related to the change in fair value of the warrants issued in conjunction with our Convertible Debentures issued in December 2014. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in contingent consideration obligations. Change in contingent consideration obligation is related to the change in fair value of the contingent consideration owed to DuPont Pioneer as a result of the previously announced acquisition of certain assets from DuPont Pioneer in December 2014. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Gain on sale of marketable securities. Gain on the sale of marketable securities is related to a gain on purchase and subsequent sale of certain bonds. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Loss on equity method investment. Losses from our equity method investment are related to our portion of losses incurred from our joint venture in Argentina. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense - amortization of debt discount. Amortization of debt discount and issuance costs are related to our Convertible Debentures and warrants issued in December 2014. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate. The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted gross profit margin is a non-GAAP financial measure that we have calculated by excluding losses incurred in connection with the farming of various non-seed crops. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Adjusted net income (loss) and non-GAAP earnings (loss) per share. We define non-GAAP net income (loss) as net income (loss) less losses incurred on farming of non-seed crops, acquisition related expenses, impairment charges, change in derivative warrant liabilities, change in contingent consideration obligation, interest expense - amortization of debt discount, gain on sale of marketable securities and loss on equity method investment. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net income (loss) the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non- GAAP net income (loss) for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA is a non-GAAP financial measure that we define as GAAP net income (loss), adjusted to exclude losses incurred in connection with the farming of various non-seed crops, acquisition and financing related expenses, impairment charges, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in derivative warrant liabilities, change in contingent consideration obligation, interest expense - amortization of debt discount, interest expense - convertible debt and other, loss on equity method investment, gain on sale of marketable securities and provision (benefit) for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of the Company's financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company, headquartered in Fresno, California. The Company's vision is to be the world's preferred proprietary seed company by supplying a range of forage and specialty crop products to support the growing global demand for animal proteins and healthier consumer diets. The Company is the global leader in alfalfa seed, with unrivaled research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions, with operations in the United States, Australia, and Canada, and S&W sells its seed products in more than 30 countries around the globe.  The company is also a provider of proprietary hybrid sorghum and sunflower seed germplasm, and is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, statements concerning expected revenue, gross profit margins and adjusted EBITDA for the fiscal year ending June 30, 2017, optimization and diversification of our business, decreased production costs, the ability to pay down our convertible debt, and the strength of the alfalfa seed market. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Table A-1

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended			Three Months Ended
	June 30,			June 30,
	2016			2015

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$34,637,766	-	$34,637,766	$28,723,104	-	$28,723,104

Cost of revenue	27,763,161	-	27,763,161	22,514,457	-	22,514,457

Gross profit	6,874,605	-	6,874,605	6,208,647	-	6,208,647

Operating expenses
Selling, general and administrative expenses	3,161,503	(236,211)	2,925,292	2,579,901	(34,756)	2,545,145
Research and development expenses	715,025	-	715,025	838,008	-	838,008
Depreciation and amortization	809,025	-	809,025	968,962	-	968,962
Disposal of property, plant and equipment loss (gain)	2,275	-	2,275	-	-	-

Total operating expenses	4,687,828	(236,211)	4,451,617	4,386,871	(34,756)	4,352,115

Income from operations	2,186,777	236,211	2,422,988	1,821,776	34,756	1,856,532

Other expense
Foreign currency loss	(62,059)	-	(62,059)	43,371	-	43,371
Change in derivative warrant liabilities	272,900	(272,900)	-	314,000	(314,000)	-
Change in contingent consideration obligations	53,602	(53,602)	-	74,000	(74,000)	-
Loss on equity method investment	41,578	(41,578)	-	-	-	-
Interest expense - amortization of debt discount	787,873	(787,873)	-	887,549	(887,549)	-
Interest expense - convertible debt and other	413,142	-	413,142	693,849	-	693,849

Income (loss) before income taxes	679,741	1,392,164	2,071,905	(190,993)	1,310,305	1,119,312
Provision for income taxes	372,722	358,780	731,502	79,073	426,124	505,197
Net income (loss)	$307,019	1,033,384	$1,340,403	$(270,066)	884,181	$614,115

Net income (loss) per common share:
Basic	$0.02		$0.08	$(0.02)		$0.05
Diluted	$0.02		$0.08	$(0.02)		$0.05

Weighted average number of common shares outstanding:
Basic	16,919,306		16,919,306	13,443,331		13,443,331
Diluted	16,919,306		16,919,306	13,443,331		13,443,331

Table A-2

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Year Ended			Year Ended
	June 30,			June 30,
	2016			2015

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$96,044,254	-	$96,044,254	$81,208,903	-	$81,208,903

Cost of revenue	77,653,646	(259,566)	77,394,080	64,607,502	(265,890)	64,341,612

Gross profit	18,390,608	259,566	18,650,174	16,601,401	265,890	16,867,291

Operating expenses
Selling, general and administrative expenses	10,397,863	(267,353)	10,130,510	9,620,807	(1,290,926)	8,329,881
Research and development expenses	2,764,358	-	2,764,358	1,890,234	-	1,890,234
Depreciation and amortization	3,185,126	-	3,185,126	2,179,638	-	2,179,638
Disposal of property, plant and equipment loss (gain)	(153)	-	(153)	24,646	-	24,646
Impairment charges	-	-	-	500,198	(500,198)	-

Total operating expenses	16,347,194	(267,353)	16,079,841	14,215,523	(1,791,124)	12,424,399

Income from operations	2,043,414	526,919	2,570,333	2,385,878	2,057,014	4,442,892

Other expense
Foreign currency (gain) loss	(226,529)	-	(226,529)	159,763	-	159,763
Change in derivative warrant liabilities	(1,903,900)	1,903,900	-	1,396,000	(1,396,000)	-
Change in contingent consideration obligations	55,092	(55,092)	-	74,000	(74,000)	-
Loss on equity method investment	294,197	(294,197)	-	-	-	-
Gain on sale of marketable securities	(123,038)	123,038	-	-	-	-
Interest expense - amortization of debt discount	3,899,739	(3,899,739)	-	2,934,164	(2,934,164)	-
Interest expense - convertible debt and other	2,086,005	-	2,086,005	1,831,057	-	1,831,057

Income (loss) before income taxes	(2,038,152)	2,749,009	710,857	(4,009,106)	6,461,178	2,452,072
Provision (benefit) for income taxes	(2,403,379)	2,680,947	277,568	(845,979)	1,748,341	902,362
Net income (loss)	$365,227	68,062	$433,289	$(3,163,127)	4,712,837	$1,549,710

Net income (loss) per common share:
Basic	$0.02		$0.03	$(0.25)		$0.12
Diluted	$0.02		$0.03	$(0.25)		$0.12

Weighted average number of common shares outstanding:
Basic	14,936,311		14,936,311	12,785,450		12,785,450
Diluted	14,936,311		14,936,311	12,785,450		12,785,450

Table B

S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) AND NON-GAAP ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Years Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net income (loss)	$307,019	$(270,066)	$365,227	$(3,163,127)

Non-recurring cost of revenue charges	-	-	259,566	265,890

Non-recurring transaction costs	236,211	34,756	267,353	1,290,926

Non-cash stock based compensation	272,639	215,960	1,190,126	896,882

Depreciation and amortization	809,025	968,962	3,185,126	2,179,638

Impairment charges	-	-	-	500,198

Foreign currency (gain) loss	(62,059)	43,371	(226,529)	159,763

Change in derivative warrant liabilities	272,900	314,000	(1,903,900)	1,396,000

Change in contingent consideration obligations	53,602	74,000	55,092	74,000

Gain on sale of marketable securities	-	-	(123,038)	-

Loss on equity method investment	41,578	-	294,197	-

Interest expense - amortization of debt discount	787,873	887,549	3,899,739	2,934,164

Interest expense - convertible debt and other	413,142	693,849	2,086,005	1,831,057

Provision (benefit) for income taxes	372,722	85,829	(2,403,379)	(845,979)

Non-GAAP Adjusted EBITDA	$3,504,652	$3,048,210	$6,945,585	$7,519,412

S&W SEED COMPANY
CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2016	2015
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$6,904,500	$3,535,458
Accounts receivable, net	27,619,599	26,728,741
Inventories, net	21,846,130	25,521,747
Prepaid expenses and other current assets	1,218,280	797,199
Deferred tax assets	-	286,508
TOTAL CURRENT ASSETS	57,588,509	56,869,653

Property, plant and equipment, net	13,121,699	11,476,936
Intangibles, net	36,485,209	38,004,916
Goodwill	10,292,265	9,630,279
Deferred tax assets	7,279,923	4,060,156
Other assets	2,237,380	2,301,127
TOTAL ASSETS	$127,004,985	$122,343,067

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$14,303,877	$13,722,900
Accounts payable - related parties	396,027	1,128,630
Deferred revenue	509,857	525,530
Accrued expenses and other current liabilities	2,385,160	1,802,819
Foreign exchange contract liabilities	-	59,116
Lines of credit	16,687,473	13,755,800
Current portion of long-term debt	275,094	2,223,465
Current portion of convertible debt, net	6,840,608	9,265,929
TOTAL CURRENT LIABILITIES	41,398,096	42,484,189

Contingent consideration obligations	2,268,416	2,078,000
Long-term debt, less current portion	11,114,333	10,682,072
Convertible debt, net, less current portion	-	8,777,041
Derivative warrant liabilities	4,354,100	6,258,000
Other non-current liabilities	108,596	188,160

TOTAL LIABILITIES	59,243,541	70,467,462

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
no shares issued and outstanding	-	-
Common stock, $0.001 par value; 50,000,000 shares authorized;
17,086,111 issued and 17,061,111 outstanding at June 30, 2016;
13,479,101 issued and 13,454,101 outstanding at June 30, 2015;	17,086	13,479
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	78,282,461	62,072,379
Accumulated deficit	(4,614,244)	(4,979,471)
Accumulated other comprehensive loss	(5,789,663)	(5,096,586)
TOTAL STOCKHOLDERS' EQUITY	67,761,444	51,875,605
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$127,004,985	$122,343,067

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$365,227	$(3,163,127)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Stock-based compensation	1,190,126	896,882
Change in allowance for doubtful accounts	16,700	83,039
Impairment charges	-	500,198
Depreciation and amortization	3,185,126	2,179,638
(Gain) loss on disposal of property, plant and equipment	(153)	24,646
Change in deferred tax asset	(2,721,746)	(1,402,397)
Change in foreign exchange contracts	(56,264)	64,593
Change in derivative warrant liabilities	(1,903,900)	1,396,000
Change in contingent consideration obligations	55,092	74,000
Amortization of debt discount	3,899,739	2,934,164
Intercompany foreign exchange gain	(332,477)	-
Gain on sale of marketable securities	(123,038)	-
Loss on equity method investment	294,197	-
Changes in operating assets and liabilities, net:
Accounts receivable	(1,007,637)	(4,391,780)
Inventories	3,561,808	21,308,005
Prepaid expenses and other current assets	(201,236)	(318,479)
Other non-current assets	(101,368)	341,985
Accounts payable	767,328	(11,158,693)
Accounts payable - related parties	(718,432)	143,781
Deferred revenue	(15,933)	242,250
Accrued expenses and other current liabilities	588,169	1,349,332
Other non-current liabilities	(26,346)	8,313
Net cash provided by operating activities	6,714,982	11,112,350

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(2,612,794)	(1,595,813)
Proceeds from disposal of property, plant and equipment	53,150	7,100,000
Acquisition of business	(1,000,000)	(36,688,881)
Investment in Bioceres	-	(4,982)
Purchase of marketable securities	(316,000)	-
Sale of marketable securities	439,038	-
Equity method investment	(439,038)	-
Net cash used in investing activities	(3,875,644)	(31,189,676)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	13,253,288	4,161,937
Net proceeds from exercise of common stock options	57,610	1,079,999
Taxes paid related to net share settlements of stock-based compensation awards	(109,197)	(114,502)
Borrowings and repayments on lines of credit, net	3,021,538	(766,673)
Proceeds from sale of convertible debt and warrants	-	27,000,000
Borrowings of long-term debt	573,447	509,702
Debt issuance costs	-	(1,931,105)
Repayments of long-term debt	(2,124,584)	(2,488,567)
Repayments of convertible debt	(14,104,728)	(5,045,519)
Net cash provided by financing activities	567,374	22,405,272

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(37,670)	40,009

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,369,042	2,367,955

CASH AND CASH EQUIVALENTS, beginning of the period	3,535,458	1,167,503

CASH AND CASH EQUIVALENTS, end of period	$6,904,500	$3,535,458